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                                                                Exhibit 21

Name of Subsidiary                                  State of Formation
------------------                                  ------------------
Project Development Group, Inc.                             PA

PDG, Inc.                                                   PA

Enviro-Tech Abatement Services Co.                          NC

PDG of Delaware, Inc.                                       DE

DPI Energy, Inc.*                                           PA

Asbestemps, Inc.*                                           DE

Applied Environmental Technology, Inc.*                     DE

Applied Consulting & Technical Services, Inc.*              DE



*        Inactive subsidiaries